                                LICENSE AGREEMENT

         This License Agreement (this "Agreement") is entered into effective as of the 30th day of June, 2000 (the "Effective Date") by and between Activision
Publishing, Inc., a Delaware corporation with offices at 3100 Ocean Park
Boulevard, Santa Monica, California 90405 ("Activision"), and Majesco Sales,
Inc. with offices at 244 Fernwood Avenue, Edison, New Jersey 08837 ("Licensee").

                                    RECITALS

         A. Activision is engaged in the business of developing, publishing, licensing and distributing entertainment software products, and owns and holds the rights to develop, manufacture, publish, and distribute an entertainment software product known as Soldier of Fortune, the description of which is set forth on Schedule A attached hereto (the "Activision Property").

         B. Licensee is engaged in the business of developing, producing, manufacturing, distributing and selling video games and entertainment software products.

         C. Licensee desires to convert the Activision Property to a format for use with the Sony Play Station 2 console platform, and to develop, produce, manufacture, advertise, promote and distribute such converted Activision
Property, on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties do hereby agree as follows:

1.       GRANT OF RIGHTS:

         1.1      Activision grants to Licensee a limited, exclusive
                  non-transferable right and license to: (a) convert the
                  Activision Property to a format for use solely with the Sony
                  PlayStation 2 operating system (collectively, the "Converted
                  Platform") (such converted version of the Activision Property for use with the Converted Platform being hereinafter referred to collectively as the "Product"); and (b) develop, produce, manufacture and have manufactured by a third party, advertise, promote and distribute the Product (i) in the Territory (as defined in Section 3.1), (ii) throughout the Term (as defined in Section 4.1), (iii) only for use on the Converted Platform set forth above, (iv) for sale solely in retail channels
                  (i.e., to retailers or end users via retail outlets, or to subdistributors who will then sell the Product solely to
                  retailers or end users via retail outlets), and (v) only
                  pursuant to one or more end-user license agreements approved in advance by Activision. Activision also grants to Licensee a limited, non-exclusive, non-transferable right and license to use Activision's trademarks and logo in accordance with the terms and conditions of Section 9.1.

         1.2      Licensee shall not have the right to: (a) license or
                  sublicense the Activision Property or the Product, except for sublicensing of the Product which is required in conjunction with the retail distribution of the Product in those parts of the

                  Territory where sublicensing is appropriate; (b) enter into an agreement for the bundling of the Product with an OEM
                  manufacturer; (c) disclose or reverse engineer the Activision
                  Property or any part thereof, or authorize or permit any of its customers to do so; or (d) except as otherwise provided in this Agreement in connection with the development of the
                  Product, copy or modify the distribute or sell any other
                  products or version of products based on the Activision
                  Property. Activision expressly reserves and retains any and all rights that are expressly excluded from or not
                  specifically granted to Licensee pursuant to this Agreement.

         1.3      Activision (or as applicable, its licensor in connection with the Activision Property) has and shall retain all rights,
                  title and ownership interest in and to the Activision
                  Property, any and all modifications, enhancements and, subject to the provisions of Section 8.3, derivative works thereof and all Intellectual Property Rights (as defined in Section 8.l)
                  embodied therein and related thereto. Licensee shall not by any act, or omission to act impair or prejudice the
                  Intellectual Property Rights of Activision (or, as applicable, its licensor) in the Activision Property or violate any moral rights or deal with the Activision Property so that any third party might obtain any lien or other right of whatever nature incompatible with the Intellectual Property Rights of
                  Activision (or, as applicable, its licensor). Licensee agrees to notify Activision of any known or suspected violation or infringement of Activision's Intellectual Property Rights in the Activision Property that comes to Licensee's attention and to assist Activision at Activision's expense, in the
                  prosecution of any such infringement claims.

2.       DEVELOPMENT OF THE PRODUCT:

         2.1      Licensee agrees to create the product at its sole cost and expense pursuant to the terms and conditions of this
                  Agreement. Subject to Activision's approval rights set forth in Section 2 hereof, Licensee shall assume full responsibility for the creation and development of the Product. Activision agrees to cooperate with and assist Licensee in the
                  development of the Product by providing Licensee, to the
                  extent necessary, with audio and visual assets and computer code for the Activision Property solely to assist Licensee in developing the Product.

         2.2      Licensee agrees that it shall treat all information received hereunder as confidential in accordance with Section 12 of this Agreement. Licensee represents that it has caused or will cause each of its employees having access to Activision's
                  information and materials hereunder to execute a
                  non-disclosure/con-fidentiality agreement sufficient to
                  protect Activision's confidential information. Licensee also shall require all independent contractors having access to any
                  Activision information and materials in connection herewith to become subject to and be bound by the confidentiality
                  provisions of this Agreement and to execute a confidentiality agreement, the form of which is set forth on Schedule E
                  attached hereto. In. the event that any employee or
                  independent contractor of Licensee breaches its
                  confidentiality obligations with respect to Activision's
                  information and materials hereunder, Licensee will not be
                  deemed to be in breach of its obligations under this
                  Agreement, provided that Licensee timely proceeds to

                  enforce such confidentiality obligations against the employee or independent contractor. Licensee agrees that in the event any employee or contractor of License having access to any
                  Activision information and materials in connection herewith breaches confidentiality obligations undertaken by Licensee pursuant to this Agreement, and Licensee does not timely
                  commence an action to prevent the unauthorized dissemination of confidential information, Activision shall have the right to proceed on behalf of Licensee against the party engaged in such unauthorized disclosure of information, including,
                  without limitation, the right to seek injunctive and other equitable relief. In connection therewith, Licensee agrees to assign to Activision its legal right to proceed against the party engaged in such unauthorized disclosure of information, and will execute any documents reasonably required by
                  Activision to evidence such assignment.

         2.3      Licensee agrees to develop the Product in conformance with commonly accepted standards for high-quality computer and
                  video game software. Licensee and Activision acknowledge and agree that the conversion of the Activision Property may
                  require certain modifications to the gameplay of the
                  Activision Property to accommodate the features arid
                  limitations of the Converted Platform, which modifications shall be subject to the prior written approval of Activision, which shall not be unreasonably withheld. Licensee will
                  perform all development and other services required hereunder at its offices. Licensee's development team assigned to the development of the Product will consist of fully-qualified employees of Licensee, who will devote such time to the
                  development of the Product as is necessary to complete such
                  Product on time and in a manner which conforms to the
                  standards required by this Agreement. In the event Licensee wishes to utilize the services of a third party developer
                  ("Outside Developer") in connection with the development of the Product, then the following shall apply: (a) such Outside
                  Developer shall be subject to the prior written approval of
                  Activision, which shall not be unreasonably withheld; (b)
                  Licensee's engagement of such Outside Developer shall be
                  subject to all terms and conditions of this Agreement and (c)
                  Licensee shall remain primarily liable to Activision at all times for Outside Developer's conduct and for the completion of the development of the Product.

         2.4      Licensee agrees to use its commercially reasonable efforts to complete the Product promptly following the execution of this
                  Agreement, but will complete the Product by no later than
                  (****) following the Effective Date in any event, provided that this (****) deadline shall be subject to the timely
                  fulfillment by Activision of its obligations relating to
                  cooperation, assistance and approvals as specifically set
                  forth in this Agreement. For the purpose of facilitating
                  Activision's approval of the Product as set forth in Section
                  2.5 below, Licensee shall submit process reports as may be reasonably requested by Activision during the development and production of the Product, and shall submit for Activision's review and approval current "builds" (as such term is commonly understood in

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                  the entertainment software industry) of the Product as set forth in Section 7. Licensee shall incorporate any changes requested by Activision after review of such "builds" into the
                  Product, provided however that Activision shall not request changes which are inconsistent with the design document which is approved by Activision pursuant to Section 2.5. All
                  progress reports, "builds" and other material and information submitted to Activision by Licensee under this Section 2.4 shall constitute confidential information of Licensee subject to the provisions of Section 12.

         2.5      Licensee agrees that the Product shall be of the standard
                  customary to high-quality products in the entertainment
                  software industry and of such style, appearance and quality as shall, in the judgment of Activision, be adequate and suited to its exploitation to the best advantage and to the
                  protection and enhancement of the Activision Property and the goodwill pertaining thereto; that the Product shall be
                  manufactured, packaged, sold, distributed, advertised and
                  serviced in accordance with all applicable laws; that the
                  policy of sale, distribution, and/or exploitation by Licensee shall be of the equivalent standard customary to high-quality products in the entertainment industry; and that the same
                  shall in no manner reflect adversely upon the Activision
                  Property or Activision. Licensee further agrees that all
                  rights granted herein shall be exploited or exercised so as not to interfere with, detract from, or alter in any respect the concepts used by Activision or known to the public in
                  connection with the Activision Property, and that Licensee shall use its best efforts to preserve such concepts therein.
                  Accordingly, Licensee agrees to submit the Product, all
                  associated packaging and documentation, and all marketing
                  materials to be utilized in connection with the advertising, marketing and promotion of the Product to Activision for
                  Activision's prior approval or disapproval. Licensee shall submit "builds" of the Product for Activision's approva1 at:
                  (a) the initial concept and design document stage (it being understood that at such stage, Activision shall have the right to approve such concept and the final design document); (b)
                  upon implementation of the art constituting the main gameplay elements of the Product; (c) Licensee's alpha and beta
                  development stages; and (d) at its final pre-gold master stage
                  (as such terms &c commonly understood in the entertainment software industry). Any version of the Product created by
                  Licensee shall not be distributed or otherwise utilized by
                  Licensee without first obtaining the written approval of
                  Activision (and, as necessary, the third parties set forth in
                  Section 2.6 as to the final form, content and quality of the
                  Product and all associated packaging and documentation
                  therefor as well as the title to be used by Licensee in
                  connection with the distribution of the Product. Activision shall use reasonable efforts to approve materials submitted by
                  Licensee within (****) business days alter receipt, which
                  approval shall not be unreasonably withheld. Licensee agrees to make such changes as will be reasonably required to correct any deficiencies noted by Activision promptly upon receipt of such notice. This

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                  procedure will be repeated with each submission until
                  Activision determines that its request for changes has been met.

         2.6      Activision and Licensee acknowledge and agree that the
                  Product, including any packaging and marketing materials
                  created by Licensee to be used in connection with the Product, shall also be subject to the approval of Sony Electronic
                  Publishing Co. and/or any of its affiliates, parent companies, or subsidiaries (collectively "Sony") and NNP, Inc. and/or its affiliates, parent companies, licensors or subsidiaries
                  ("NNP"), Activision's licensor of the "Soldier of Fortune"
                  property on which the Activision Property is based, and
                  Licensee agrees to make and/or implement any and all changes to the Product that may be required by Sony and NNP. Licensee further agrees that all materials relating to the Product
                  requiring NNP's approval will be processed solely through
                  Activision for submission to NNP, rather than directly from
                  Licensee to NNP.

         2.7      The packaging and the written documentation for the Product shall contain a notice indicating that the Product is produced by Licensee under license from Activision and shall contain proper legal notices approved by Activision indicating
                  Activision's ownership of the Intellectual Property Rights in and to the Product

         2.8      Promptly upon Licensee's receipt of its initial shipment of the Product, Licensee shall provide to Activision (****)
                  units of the Product for its internal use.

3.       TERRITORY:

         3.1      Licensee shall be entitled to exercise the rights granted
                  hereunder only in the territory described in Schedule B
                  attached hereto (the "Territory").

4.       TERM:

         4.1      The rights granted hereunder shall be effective as of the
                  Effective Date and shall expire as of the date specified in
                  Schedule C attached hereto, unless sooner terminated in
                  accordance with the terms and conditions hereof (the "Term")

5.       ROYALTIES:

         5.1      In consideration of the rights granted to Licensee pursuant to this Agreement, Licensee shall pay to Activision the Advance
                  (as defined below) and Royalties (as defined below) as set forth in this Section 5. Activision shall be solely
                  responsible for any payments that may become due and payable to any of Activision's licensors of the Activision Property
                  (if any) in connection with Licensee's exploitation of its rights granted in this Agreement

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         5.2      Licensee shall pay to Activision a non-refundable advance (the
                  "Advance") in the amount set forth on Schedule D attached
                  hereto immediately upon execution of this Agreement by both parties, which Advance shall be fully recoupable from the
                  Royalties payable to Activision pursuant to Section 5.3 below.

         5.3      Licensee shall pay Activision the respective per unit royalty amounts for each unit of the Product sold or licensed by
                  Licensee hereunder ("Royalty" or "Royalties") according to
                  Schedule D attached hereto. A unit of the Product shall be considered "sold" or "licensed" when the payment for such unit of the Product is paid or credited to Licensee's account,
                  whichever occurs first.

         5.4      Payments of the Advance and all Royalties for all units of the
                  Product distributed by Licensee shall be made in United States
                  Dollars solely by wire transfer to a bank account designated by Activision. Payment of the Advance and all Royalties to
                  Activision shall be made without deduction, reduction or
                  set-off of any kind whatsoever, except solely that Licensee shall be entitled to deduct any unrecouped portion of the
                  Advance from Royalties which may be due at the time such
                  Royalties are otherwise due and payable to Activision.

         5.5      Within (****) days after the end of each calendar quarter
                  during the Term of this Agreement, commencing with the
                  calendar quarter during which the first unit of the Product is shipped by Licensee, Licensee shall furnish Activision with an accounting statement of the Royalties earned and an account of the manufacture and sale of the Product hereunder, together with payment for any amount shown thereby to be due to
                  Activision. The Royalty statement shall be based upon
                  distribution of units of the Product during the calendar
                  quarter then ended, and shall be sufficient to discern how the
                  Royalties, if any, due to Activision were computed.

         5.6      For the avoidance of doubt the parties acknowledge and agree that Licensee shall not be entitled to withhold any portion of the Royalties as a reserve.

         5.7      All payments of the Royalties to Activision will be made
                  without deduction or withholding for any foreign, national, state or local sales, use, value added, withholding or other taxes, custom duties, or similar tariffs and fees. Should any tax or levy be made in connection therewith, Licensee agrees to pay such tax or levy and indemnify Activision for any claim for such tax or levy demanded.

         5.8      Activision will have the right at least twice annually during the term of this Agreement to have independent auditors
                  examine Licensee's books, records and accounts for the purpose of verifying payment to Activision hereunder. Each such
                  examination will be upon at least five (5) business days prior written notice to Licensee and will not unreasonably interfere with Licensee's business. If any examination discloses a
                  shortfall in any Royalty payment due Activision of more than
                  (****), Licensee will pay the fee of the auditors for that examination, in

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                  addition to the payment of such shortfall, and Activision will be entitled to perform an additional examination
                  within (****) from the date of the examination that disclosed such shortfall. All information (other than information
                  pertaining to Royalties due to Activision) learned by, or
                  disclosed to, Activision or its agent as a result of any such audit shall constitute Licensee's confidential information, and any person who conducts such audit will therefore, be
                  required to execute a non-disclosure agreement reasonably
                  satisfactory to Licensee, that prohibits the unauthorized use or disclosure to third parties of Licensee's confidential
                  information.

6.       CUSTOMER SUPPORT AND MARKETING COMMITMENTS:

         6.1      Licensee shall commence marketing and public distribution of the Product immediately following the final approval thereof by Activision in accordance with the terms of this Agreement.

         6.2      Licensee shall use diligent, good faith efforts to market and promote the distribution of the Product in the Territory.
                  Subject to Activision's approval rights in connection with marketing materials set forth in Section 2.5, Licensee shall consult with Activision regarding the marketing and promotion of the Product. Licensee shall not distribute the Product as a premium or giveaway or in connection with the sale or
                  promotion of any other products or services.

         6.3      Activision will provide Licensee with a reasonable amount of artwork from the packaging and promotional materials utilized by Activision in connection with the Activision Property for
                  Licensee's use in the creation of packaging and promotional materials for the Product, subject to Activision's approval rights of such materials as set forth in Section 2.5 of this
                  Agreement.

         6.4      Licensee will be responsible for determining the suggested retail price at which the Product will be offered for sale to the general public.

         6.5      Licensee shall provide technical support to all dealers and customers in the Territory who obtain the Product, the
                  standard of such support to be commensurate with the generally accepted highest level of support in the entertainment
                  software industry in the Territory, including without
                  limitation telephone and fax support to be provided by
                  Licensee via telephone numbers to which customers may call during Licensee's normal business hours or fax in order to have their technical questions about the Product answered.
                  ACTIVISION SHALL NOT BE RESPONSIBLE FOR, NOR SHALL ACTIVISION
                  PROVIDE, CUSTOMER SUPPORT OF ANY KIND IN CONNECTION WITH THE
                  PRODUCT. Activision shall refer any and all technical support requests in connection with the Product to Licensee, and
                  Licensee shall reimburse Activision for any reasonable, actual costs incurred by Activision in connection with any

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                  technical support of the Product by Activision necessitated by
                  Licensee's failure to provide adequate customer support.

         6.6      Licensee shall bear the costs of submitting the Product to any rating authorities of the Territory, along with any rating, fees or administrative payments that become due.

7.       CONVERSION OF THE PRODUCT TO OTHER PLATFORMS:

         7.1      Notwithstanding anything to the contrary contained herein,
                  Activision shall have during and after the Term of this
                  Agreement the unlimited right to convert, or license to third parties the right to convert, the Activision Property and any gameplay elements of the Product for use on any and all
                  operating systems and platforms other than the Converted
                  Platform and to produce, develop, manufacture, advertise,
                  promote and distribute such converted product in any and all portions of the Territory without any obligation to Licensee whatsoever; provided, however, Activision will not be
                  permitted to utilize any of information in furtherance of or in connection with, such activities.

8.       INTELLECTUAL PROPERTY RIGHTS:

         8.1      For purposes of this Agreement, the term "Intellectual
                  Property Rights" means patent rights, inventions, know-how, and registrations and applications, renewals and extensions therefor, all works of authorship, copyrights and
                  copyrightable work product or elements (including, but not limited to, all titles, computer code, themes, objects,
                  characters, character names, stories, dialog, catch phrases, locations, concepts, artwork, animation, designs, sounds,
                  musical compositions, audio-visual effects and methods of
                  operation and play, moral rights and related documentation), copyright registrations and applications, renewals and
                  extensions therefor, trademark registrations and applications, renewals and extensions therefor, rights in trade dress and packaging, goodwill, trade and other intellectual property and other proprietary rights recognized by the US laws, laws in the Territory, and other applicable foreign and international laws, treaties and conventions.

         8.2      Notwithstanding anything to the contrary set forth in this
                  Agreement Activision or, as applicable, its licensor shall at all times be and remain the sole and exclusive owner of the
                  Activision Property and all Intellectual Property Rights
                  pertaining thereto. Without limiting the generality of the foregoing, nothing in this Agreement shall be deemed to grant
                  Licensee any proprietary or ownership interest or Intellectual
                  Property Rights in or to the Activision Property.

         8.3      Notwithstanding the foregoing, Activision acknowledges and agrees that it has no right, title and/or interest in and to the work undertaken by Licensee to develop the Product,
                  including, without limitation, (a) computer software, code, routines, tools, algorithms and the like which generate any of the audio-visual assets or other gameplay elements contained in the Product, (b) all originally created art,

                  sound, music, and other assets and designs embodied in the
                  Product, or any reproduction thereof, (a) the technical and/or maintenance documentation of or concerning the Product, and
                  (d) the related instruction manuals and packaging for the
                  Product, including all protectable trade dress contained in such packaging (collectively, the "Work Product"), to the
                  extent the Work Product does not include any portion of the
                  Activision Property or any artwork, assets or other materials supplied by Activision (collectively, "Activision Materials").
                  The Work Product shall be owned by Licensee to the extent such does not include any of the Activision Materials, all right, title and interest to which shall be owned exclusively by
                  Activision or, as applicable, its licensor. Subject to
                  Activision's or its licensor's ownership of the Activision
                  Materials, Licensee shall have all rights, title and interests in and to the Product and the Work Product, and all
                  Intellectual Property Rights pertaining thereto.

         8.4      The Activision Property is licensed, not sold, by Activision to Licensee, and nothing in this Agreement will be interpreted or construed as a sale or purchase of any copy of the
                  Activision Property, including but not limited to any use of a
                  "purchase order" by Licensee in connection with the
                  transactions contemplated hereunder. Furthermore, any
                  distribution or delivery of the Product by Licensee to any sublicensee (including, without limitation, subdistributors and end-users) will be by license and not by sale.
                  Accordingly, Licensee acknowledges that the "First Sale
                  Doctrine" (as embodied in 17 U.S.C., Section 109 of the United
                  States Copyright Act of 1976, as amended, or the equivalent law or statute in the Territory) does not apply to Licensee's acquisition of rights in and to the Activision Property
                  hereunder or to any sublicensee's acquisition of rights in and to the Product under any agreement between Licensee and a
                  sublicensee.

9.       TRADEMARKS AND COPYRIGHTS: ACTIVISION'S TITLE AND GOODWILL:

         9.1      Licensee agrees to place in the Product, on the packaging and related documentation and marketing materials all copyright notices, logos and designations in the form and manner
                  directed by Activision. Activision's logo shall be at least equal in size to other logos featured in the Product,
                  documentation and marketing materials, including Licensee's logo. Without limiting Activision's other approval rights set forth in this Agreement, Activision's specific approval is required on the placement of Activision's logo, copyright
                  notices and designations. Except as provided in Section 8.3, all copyrights, trademarks and service marks relating to the subject matter of this Agreement are, will be and shall remain the sole property of Activision (or, if applicable, its
                  Licensor and other contractors). Licensee shall create,
                  execute and deliver to Activision all documents and
                  instruments required by Activision for the protection of or otherwise in connection with the copyrights, trademarks and service marks of Activision (or, if applicable, its licensor and other contractors). Licensee shall not have the right to use Activision's (or, if applicable, its licensor's and other contractors') trademarks or trade names except in connection with the promotion and distribution of the Product in the
                  Territory in accordance with the terms of this Agreement.

         9.2      Licensee acknowledges that Activision or, as applicable, its licensor, is the owner of all right, title and interest in and to the Activision Property, and further acknowledges the great value of the goodwill associated with the Activision Property and that the Activision Property has acquired secondary
                  meaning in the mind of the public and that the trademarks and copyrights included in the Activision Property, and the
                  registrations therefor, are valid and subsisting, and further agrees that it shall not during the Term of this Agreement or at any time thereafter do or cause to be done any act which in any way may impair, harm or bring into disrepute Activision's or its licensor's exclusive rights and title to the Activision
                  Property, as well as any properties owned by Activision which are not licensed hereunder, or the validity thereof or the validity of this Agreement, and shall not assist others in so doing.

         9.3      Licensee shall not in any manner represent that it has any ownership in the Activision Property, or in any trademarks or copyrights included in the Activision Property (or
                  registrations therefor), but may, only during the Term of this
                  Agreement, and only if Licensee has complied with any and all applicable laws and registration requirements within the
                  Territory for so doing, represent that it is a "licensee" or
                  "official licensee" hereunder. Licensee shall not register or attempt to register any copyright or trademark in the
                  Activision Property, in its own name or that of any third
                  party, nor shall it assist any third party in doing so.

10.      REPRESENTATIONS, WARRANTIES AND COVENANTS:

         10.1     Licensee hereby warrants arid represents that Licensee has the right and power and is free to enter into and fully perform this Agreement, without approval from any governmental entity or third party other than as has been or, if later imposed, will be obtained.

         10.2     Licensee further warrants and represents that any information or materials developed in connection with the development of the Product hereunder shall not rely, or in any way be based upon, proprietary information or Intellectual Property Rights obtained or derived by Licensee from sources other than
                  Activision, unless Licensee has received specific
                  authorization or license in writing from any such source to use such information or rights in connection with the
                  development of the Product.

         10.3     Licensee further warrants and represents that any materials developed by Licensee pursuant to this Agreement will not
                  infringe upon or misappropriate the Intellectual Property
                  Rights (with respect to patent rights, Licensee's
                  representation herein shall be limited to Licensee's best
                  knowledge) or any other legal rights of any third party
                  through any act or omission to act of Licensee hereunder.
                  Should any aspect of the Product become, or, in Activision's opinion, is likely to become, the object of any infringement or misappropriation claim or

                                       10

                  suit arising out of any act or omission to act of Licensee,
                  Licensee will procure, at Licensee's expense, the right to use the Product in all respects, or will replace or modify the affected Product to make it non-infringing.

         10.4     Licensee hereby covenants to put forth its commercially
                  reasonable efforts to diligently market, distribute and
                  promote the Product at Licensee's sole cost and expense.

         10.5     Licensee hereby further covenants not to sell the Product to any party who it knows, or reasonably should know, will
                  infringe Activision's Intellectual Property Rights in the
                  Product.

         10.6     Licensee hereby further covenants to: (a) conduct its business in a manner that reflects favorably at all times on the
                  Activision Property, the Product and the good name, goodwill and reputation of Activision; (b) avoid deceptive, misleading or unethical practices, that are or might be detrimental to
                  Activision, the Activision Property, the Product or the
                  public; (c) avoid making disparaging, false or misleading
                  statements or representations with regard to Activision, the
                  Activision Property or the Product; (d) not employ or
                  cooperate in the employment of any deceptive or misleading advertising material with regard to Activision, the Activision
                  Property or the Product; and (e) make no representations,
                  warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the
                  Product that are inconsistent with the warranties and
                  disclaimers included in or with the Product.

         10.7     Licensee hereby further covenants that it will comply with all applicable international, national, regional, and local laws in performing its duties hereunder and in any of its dealings with respect to the Product.

         10.8     If any approval with respect to this Agreement, or the
                  notification or registration thereof; will be required at any time during the Term, with respect to giving legal effect to this Agreement in the Territory, or with respect to compliance with exchange regulations or other requirements. Licensee will immediately take whatever commercially reasonable steps may be necessary in this respect, and any charges incurred in
                  connection therewith will be for the account of Licensee.
                  Licensee shall keep Activision currently informed of its
                  efforts in this regard. Activision shall be under no
                  obligation to provide the Product to Licensee hereunder for the relevant portions of the Territory until Licensee has
                  provided Activision with satisfactory evidence that such
                  approval has been obtained, or that no such approvals are
                  required.

         10.9     Licensee hereby further covenants that it will not distribute more than (****) promotional copies of the Product.

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     Exchange Commission.

                                       11

         10.10    Activision hereby represents and warrants that it has the
                  right and power to enter into and grant the rights described herein, that it is free to enter into this Agreement, and that the rights granted herein will not infringe upon the rights of any other person or entity.

         10.11    THE ACTIVISION PROPERTY IS PROVIDED TO LICENSEE "AS IS."
                  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ACTIVISION
                  MAKES NO REPRESENTATIONS OR WARRANTS WITH RESPECT TO THE
                  ACTIVISION PROPERTY OR THE PRODUCT, AND ALL IMPLIED WARRANTIES
                  OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A
                  PARTICULAR PURPOSE ARE HEREBY SPECIFICALLY EXCLUDED.
                  ACTIVISION DOES NOT REPRESENT THAT THE ACTIVISION PROPERTY OR
                  THE PRODUCT WILL BE ERROR FREE OR OPERATE WITHOUT
                  INTERRUPTION.

11.      TERMINATION:

         11.1     This Agreement shall continue in effect throughout the Term unless terminated by either party for the reason stated below:

                  11.1.1.  If, after notifying the other party in writing of a breach of this Agreement, the breaching party does
                           not fully cure such breach within (****) of receipt
                           of such notice. Such termination shall be effected by
                           giving the breaching party written notice of the
                           termination.

                  11.1.2.  If either party fails to pay its debts as its debts became due, becomes insolvent, files or has filed
                           against it a petition under any bankruptcy law
                           (which, if involuntary, is unresolved after (****)),
                           proposes any dissolution, liquidation, composition,
                           financial reorganization, or recapitalization with
                           creditors, makes an assignment or trust mortgage for
                           the benefit of the creditors, or a receiver trustee,
                           custodian, or similar agent is appointed or takes
                           possession with respect to any property or business
                           of Licensee.

                  11.1.3.  In the event a third party, who is in the primary business of developing, publishing, licensing or
                           distributing video games or entertainment software
                           products, acquires more than a (****) equity
                           ownership interest in Licensee, acquires all or a
                           substantial portion of Licensee's assets, or succeeds
                           to the business of Licensee by operation of law or
                           otherwise, Activision shall have the right to
                           terminate this Agreement immediately upon notice
                           thereof. In the event of termination by Activision
                           pursuant to this Section 11.1.3, Activision shall:
                           (a) pay to Licensee the amount by which all actual
                           documented development costs of the Product spent by
                           Licensee as of the date of such termination
                           (including any unrecouped portion of the Advance paid
                           by Licensee to Activision as of

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(*)  Confidential portion omitted and filed separately with the Securities
     Exchange Commission.

                                       12

                           such date) exceeds Licensee's net revenues (after
                           deduction of actual, documented marketing and sales
                           expenses) of the. Product; (b) purchase from Licensee
                           all of Licensee's existing inventory of the Product
                           at Licensee's actual cost therefor; (c) have the
                           right to manufacture, distribute, market, advertise,
                           promote and sell the Product in exchange for payment
                           of a royalty to Licensee, which such royalty to
                           Licensee may be used to recoup all sums paid by
                           Activision to Licensee pursuant to Section 11.1.3(a)
                           (payable on the same basis, including without
                           limitation the royalty rate payable, as the Royalty
                           is paid to Activision pursuant to the terms of this
                           Agreement); and (d) further assume any obligation on
                           the part of Licensee to pay advances to any Outside
                           Developer in connection with the Product (provided
                           that Licensee provides Activision with written
                           documentation of such royalty obligations). Upon such
                           termination by Activision, all of Licensee's rights
                           in and to the Product shall terminate and be deemed
                           immediately transferred to Activision, and Licensee
                           will deliver to Activision a complete asset package
                           for the Product and all associated packaging and
                           documentation, including without limitation, source
                           code for the Product.

                  11.1.4.  Activision shall have the right to terminate this
                           Agreement immediately after (****) prior notice to
                           Licensee in the event Licensee (a) fails to pay any
                           portion of the Advance when due, (b) fails to pay
                           Royalties and/or make Royalty accountings to
                           Activision in accordance with the terms of this
                           Agreement, or (c) has underpaid Royalties owing to
                           Activision by more than (****), any event of which
                           shall be deemed a material breach of this Agreement
                           by Licensee, and Licensee fails to cure the material
                           breach within such (****) notice period.

         11.2     The right to terminate this Agreement as set forth above shall be in addition to and not in limitation of any other remedy, right, undertaking, obligation or agreement of either party.
                  No waiver by either party of any breach of this Agreement
                  shall be deemed a waiver of any preceding or succeeding breach hereof.

         11.3     The parties agree that if as of the expiration of the Term or as of the date this Agreement is terminated due to Licensee's uncured breach or otherwise pursuant to Section 11.1, Licensee has failed to pay any portion of the Advance to Activision, or any Royalties have accrued to Activision, then without
                  limiting Activision's other rights and remedies, Licensee
                  shall promptly pay Activision the remaining balance of such
                  Advance or such Royalties in full.

         11.4     The parties agree that in case of expiration or early
                  termination of this Agreement, all Licensee's rights related to the Activision Property shall cease as of the date of such expiration or termination, any and all other rights granted to
                  Licensee

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     Exchange Commission.

                                       13

                  pursuant to this Agreement shall immediately and automatically terminate without prejudice to any rights or claims Activision may have, and all rights granted to Licensee in this Agreement shall immediately revert to and be vested in Activision except that Licensee, for a period of (****) only. may distribute such units of the Product in Licensee's possession, provided that such termination is not the result of Licensee's breach and Licensee continues to promptly provide full accountings and make full payments to Activision with respect to all
                  Royalties then due and in connection with such additional
                  sales. Licensee agrees not to stockpile units of the Product or manufacture units of the Product in excess of reasonable market demand in anticipation of such expiration or early
                  termination.

         11.5     Upon expiration or early termination of this Agreement,
                  Licensee shall promptly and automatically return to Activision any property of Activision then in its possession or under its control.

         11.6     No termination or cancellation of this Agreement by either party shall in any way affect or impair Activision's rights to develop, publish, manufacture, and distribute the Activision
                  Property or any derivative work or other version of the
                  Activision Property in the Territory, provided that such
                  derivative work or other version of the Activision Property does not utilize any of Licensee's Work Product.

         11.7     Licensee acknowledges and agrees that if Activision terminates this Agreement for a material breach, Activision shall have the right to terminate any other Agreement with Licensee. In addition, Licensee acknowledges that if Activision terminates for material breach any other Agreement between Activision and
                  Licensee, or if Licensee uses the Activision Property or any part thereof beyond the scope of the license granted herein or uses any properties owned by Activision which are not licensed to Licensee, Activision shall have the right to terminate this
                  Agreement. In either event, Activision's right, to terminate shall be effective upon written notice to Licensee.

12.      CONFIDENTIAL INFORMATION:

         12.1     Each party agrees to use reasonable efforts and at least the same care that it uses to protect its own confidential
                  information of like importance, to prevent unauthorized
                  dissemination and disclosure of the other party's confidential information during and for a period of (****) after the Term.
                  These obligations will be subject to the following terms and conditions:

                  12.1.1.  Confidential information includes, but is not limited to, the following: (a) the design, technology and
                           know-how related to the Product and the Activision
                           Property; (b) the computer object and source code of
                           the Product and the Activision Property; (c)
                           non-public information

--------
(*)  Confidential portion omitted and filed separately with the Securities
     Exchange Commission.

                                       14

                           concerning either party's financing, financial
                           status, research and development, proposed new
                           products, marketing plans and pricing, unless and
                           until publicly announced; and (d) any information
                           designated by either party as confidential or
                           proprietary in writing;

                  12.1.2.  The foregoing obligations will not apply to any
                           information that: (a) becomes known to the general
                           public without fault or breach on the part of the
                           receiving party; (b) the receiving party receives
                           from a third party without breach of a nondisclosure
                           obligation and without restriction on disclosure; (c)
                           was in the possession of the receiving party prior to
                           disclosure by the other; (d) is independently
                           developed by the receiving party's personnel having
                           no access to similar confidential information
                           obtained from the other; or (e) is required to be
                           disclosed by Licensee in order to obtain any
                           entertainment software ratings board approval in
                           fulfillment of Licensee's obligations pursuant to
                           this Agreement; and

                  12.1.3.  Nothing in this Agreement will affect any obligation of either party to maintain the confidentiality of a
                           third party's confidential information.

13.      INDEMNIFICATION:

         13.1     Licensee shall indemnify, defend and hold harmless Activision and its officers, directors, agents and employees from claims, suits, losses, liabilities, damages or expenses (including costs of suit and attorneys' fees) (collectively, "Claims")
                  arising out of Licensee's breach of this Agreement or any
                  representations or warranties contained herein.

         13.2     Activision shall indemnify, defend and hold harmless Licensee and its officers, directors, agents and employees from and against any Claims arising out of Activision's breach of this
                  Agreement or any representations or warranties contained
                  herein.

         13.3     If a party requests to be indemnified pursuant to this Section
                  ("requesting party"), it must give prompt notice of the Claim to the other party ("requested party") specifying all details relevant thereto. The requested party may, at its option,
                  assume the defense of a Claim, in which event the requesting party will cooperate fully in such defense and may participate in such defense with counsel of its own choice, provided that the requesting party will be responsible for all expenses
                  relating to such separate counsel. If the requested party
                  assumes the defense of a Claim, its obligation will be limited to paying the attorneys' fees, costs and expenses associated with such defense (except as otherwise expressly provided
                  herein) and holding harmless the requesting party from and against any judgment paid on account of such Claim or monetary settlement the requested party has made (with the requesting party's approval, not to be unreasonably withheld) or
                  approved. The requesting party may, if necessary or desirable, join the requested party as a party in any litigation in
                  respect of a Claim for which indemnity is requested. No
                  settlement may be made by the requesting party without the

                                       15

                  requested party's prior approval. If either party fails to fulfill any of its material obligations hereunder, the other party will be deemed excused from its obligations pursuant to this Section.

14.      M1SCELLANEOUS:

         14.1     No amendment or modification of this Agreement will be made except by an instrument in writing signed by both parties.

         14.2     This Agreement shall be deemed entered into in Los Angeles
                  County, California and shall be governed by and interpreted in accordance with the substantive laws of the State of
                  California and, if applicable, United States Federal Law. The parties agree that any dispute arising under this Agreement shall be resolved exclusively in the state or federal courts within Los Angeles County, State of California and expressly consent to jurisdiction therein. The parties agree that
                  process may be served upon it by mailing such process to its address for notices as provided in this Agreement. Licensee irrevocably waives objection to venue or forum in any such court in California

         14.3     Should any provision of this Agreement be held to be void, invalid or inoperative, such provision shall be enforced to the extent possible and the remaining provisions of this
                  Agreement shall not be affected.

         14.4     The headings of the Sections of this Agreement are for
                  convenience only and shall not be of any effect in construing the meanings of the Sections.

         14.5     Licensee's relationship with Activision during the term of this Agreement shall be that of an independent contractor.
                  Licensee shall not have, and shall not represent that it has, any power; right or authority to bind Activision, or to assume or create any obligation or responsibility, express or
                  implied, on behalf of Activision or in Activision's name,
                  except as herein expressly provided. Nothing stated in this
                  Agreement shall be construed as constituting Licensee and
                  Activision as partners or as creating the relationships of employer/employee, franchisor/franchisee, or principal/agent between the parties. Licensee shall not, without Activision's prior written consent, register as Activision's distributor or agent in the Territory.

         14.6     The following Sections shall survive the expiration or
                  termination of this Agreement 1.3, 8.2, 10, 11.3, 11.4,11.5,
                  11.6, 11.7, 12,13 and 14.

         14.7     This Agreement, including Schedules A, B, C, D and E, which are incorporated into this Agreement by this reference,
                  constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all prior negotiations, preliminary agreements, correspondence or
                  understandings, written or oral.

         14.8     No waiver of any obligation by any party hereto under this
                  Agreement shall be effective unless in writing, specifying such waiver, executed by the party making such waiver. A
                  waiver by a party hereto of any of its rights or remedies
                  under this

                                       16

                  Agreement on any occasion shall not be a bar to the exercise of the same right of remedy on any subsequent occasion or of any other right of remedy at any time.

         14.9     This Agreement may be executed in counterparts, each of which shall be deemed an original Agreement for all purposes,
                  including the judicial proof of any of the terms hereof,
                  provided, however that all such counterparts shall constitute one and the same Agreement

         14.10    Because the parties hereto have participated in drafting and negotiating this Agreement, there shall be no presumption
                  against any party on the ground that such party was
                  responsible for preparing this Agreement or any part of it.

         14.11    Unless expressly set forth to the contrary, either party's election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative.

         14.12    Neither party shall be liable to the other party for any
                  incidental, consequential, special or punitive damages arising out of this Agreement or its termination, or the breach of any of its provisions, whether liability is asserted in contract or tort (including negligence and strict product liability), and irrespective of whether the parties have been advised or been advised of the possibility of any such loss or damage.

         14.13    Should any litigation be commenced among the parties in
                  relation to this Agreement, the party prevailing in such
                  litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys fees in connection with such litigation or in a separate action
                  brought for that purpose.

         14.14    This Agreement may not be assigned in whole or in part by
                  either party without consent of the other, which consent will not be unreasonably withheld, and Activision and Licensee may assign (subject to any rights of the other party) any or all of such party's rights (but not delegate its obligations)
                  under this Agreement to any subsidiary or affiliate of such party. As used in this Section "Subsidiary" means any company which is controlled, directly or indirectly, by the relevant party, and "affiliate" means any company which controls, is controlled by or is under common control with the party, where
                  "control" means possession of more than (****) of the equity interest and voting power of such party. Furthermore, subject to the provisions of Section 11.1.3, either party may assign this Agreement to any third party which succeeds by operation of law to, purchases or otherwise acquires substantially all of the assets of such party and assumes such party's
                  obligations under this Agreement.

         14.15    Licensee agrees that any material breach or attempted or
                  threatened breach of this Agreement could result in
                  irreparable injury to Activision for which there would

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(*) Confidential portion omitted and filed separately with the Securities
    Exchange Commission.

                                       17

                  be no adequate remedy at law and consents to injunctive relief without limiting the applicability of any other remedies.

         14.16    Unless otherwise stated, time shall be of the essence for the purpose of the performance by Licensee under this Agreement.

15.      NOTICES:

         15.1     All notices, statements and payments to Licensee shall be
                  delivered to it at the address specified on the first page of this Agreement, or at such other address as it shall designate in writing by notice given in accordance with this Section from time to time. All notices, statements and payments to be given to Activision shall be delivered to the undersigned at the address specified on the first page of this Agreement, to the attention of the Royalty Manager/Contract Administrator, with a copy to Senior Vice President and General Counsel, or at such other address as it shall designate in writing, by notice given in accordance with this Section from time to
                  time. All notices shall be in writing and shall either be
                  served by personal delivery, certified mail return receipt requested, or internationally recognized overnight courier service, all charges prepaid. Except as otherwise provided herein, such notices shall be effective only after the actual receipt thereof.

                                       18

ACCEPTED AND AGREED TO:

ACTIVISION:                                       LICENSEE:

Activision Publishing, Inc.                       Majesco Sales, Inc.

                                   SCHEDULE A

"Activision Property" is herein defined as the Windows 95/98 PC CD-ROM English language version and any localized versions Activision has created, of the entertainment software product entitled Soldier of Fortune, including its title, characters, artwork, music, copyrights, designs, animation, sounds, locations, catch phrases, dialogues, stories, storyline, software program, audio-visual display, concept, tradename, trademarks, logos and any other creative elements, subject to the following limitations:

(1) The Product shall constitute for purposes of this Agreement a direct port
(as defined below) of the original version of the Activision Property. "Direct port" of the Activision Property shall mean that the Product (a) is to be marketed under substantially the same title as the Activision Property, (b)
shall contain materially the same basic story lines and concepts as the
Activision Property, (c) not require any additional production services from
Activision, and (d) the changes made to the original version of the Activision
Property and the conversion thereof are such as only are reasonably required to accommodate the capabilities and requirements of the Sony PlayStation 2 console platform.

(2) The Product will be in an action/adventure genre, which may contain elements of combat, strategy, fighting, shooting and use of other weapons and various simulations. The parties agree that; while Activision reserves the final right to determine, among other matters, the elements of the Product, the central characters of the Product will not be portrayed in the manner of a parody or satire.

(3) Licensee shall not use any of the following names as names of any characters in the Product: Caristo, Carter, Chatellier, Donovan and Taylor.

                                   SCHEDULE B

The "Territory" is herein defined as worldwide.

                                   SCHEDULE C

The Term shall commence on the Effective Date and will terminate as of the date which is two (2) years following the Effective Date,

                                   SCHEDULE D

Advance:

(****), payable as follows: (a) (****) immediately upon execution of this
Agreement, but in no event later than June 30, 2000; (b) (****) within (****)
following the Effective Date; and (c) (****) within (****) following the
Effective Date.

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(*) Confidential portion omitted and filed separately with the Securities
    Exchange Commission.

Royalties

Royalties payable to Activision shall be calculated as a percentage of
Licensee's Net Receipts (as defined below) as follows: (a) (****) with respect to the first (****) of the Product sold or licensed by Licensee, but in no event shall the Royalty payable to Activision be less than (****) per unit, irrespective of the wholesale price of the Product or any deductions from gross receipts; (b) (****) with respect to (****) units of the Product sold or licensed by Licensee, but in no event shall the Royalty payable to Activision be less than (****) per unit, irrespective of the wholesale price of the Product or any deductions from gross receipts; and (c) (****) with respect to units above
(****) sold or licensed by Licensee.

Definition of "Net Receipts"

For purposes of this Schedule D, "Net Receipts" means the gross receipts actually received by Licensee from all sales and licenses of the Product, less actual amounts paid by Licensee for taxes on sales or licenses of the Product, such as sales, use, excise and other taxes.

                                   SCHEDULE E

                            CONFIDENTIALITY AGREEMENT

I have been engaged to work on the conversion of Activision Publishing, Inc.'s
("Activision") Windows 95-98-based entertainment software product titled Soldier of Fortune, to be converted for use with the Sony PlayStation 2 operating system
(such conversion being hereinafter referred to as the "Product"). I acknowledge that I may have access to confidential information relating to the products and business activities of Activision. I understand that disclosure of that information to third parties would cause substantial detriment to Activision's on-going business.

I agree that I will not at any time for my own benefit or, for the benefit of a third party or disclose to any third party (except as necessary in the ordinary course of my duties in developing the Product), any of the following information: (1) trade secrets of confidential information relating to
Activision's products, processes, know-how, machines designs, drawings, software, formulas, test data, marketing data, business plan, business strategies, employees, negotiations, contracts, patents or patent applications
(including the status of their prosecution), and (2) any other confidential information relating to any of Activision's clients, customers, consultants, licensees or affiliates.

I acknowledge that all of the foregoing information is proprietary to Activision and that it is a valuable and unique asset of Activision. I understand, however, that any information that is already public knowledge or that was known to me before I signed this Confidentiality Agreement is not covered by this
Confidentiality Agreement.

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Signature                               Date

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Name (printed or typed)

                                       2